UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 23, 2007
Belden Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7701 Forsyth Boulevard, Suite 800
St. Louis, Missouri 63105
(Address of Principal Executive Offices, including Zip Code)
(314) 854-8000
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits
SIGNATURES

          Item 1.01 Entry Into a Material Definitive Agreement.
          Effective as of May 23, 2007, Belden Inc. (the “Company”) entered into an Executive Employment Agreement (each, an “Employment Agreement”) with John S. Norman and, effective as of May 24, 2007, with Richard D. Kirschner (in each instance the “Effective Date”). Mr. Norman’s Employment Agreement reflects his continuing employment as Controller and Chief Accounting Officer of Belden Inc. at an annual base salary of $234,000; Mr. Kirschner’s Employment Agreement reflects his continuing employment as Vice President, Manufacturing of the Company at an annual base salary of $250,000. Each executive will be entitled to participate in the Company’s annual management incentive (bonus) plan, as well as all other employee benefit plans of the Company available to senior executives. Each Employment Agreement’s initial term is for three years from the Effective Date, subject to earlier termination based on disability, death, termination by the Company with or without cause, and voluntary termination by the executive with or without good reason.
          Following a change in control of the Company, if the executive’s employment is terminated by the Company without cause or is voluntarily terminated by the executive for good reason, in either case during the period commencing on the occurrence of the change in control and ending on the second anniversary thereof (the “Protection Period”), then the Company will pay and provide the executive with certain payments and benefits, including a lump sum severance payment equal to the sum of his highest base salary during the Protection Period and his annual target bonus, multiplied by two; a pro-rated annual bonus through the date of termination based on target performance; and Company medical benefits for two years.
          Outside the context of a change in control of the Company, if the executive’s employment is terminated by the Company without cause, then the Company will pay and provide the executive with certain payments and benefits, including severance payments in installments that equal in the aggregate the sum of his base salary and his annual target bonus; a pro-rated annual bonus through the date of termination based on actual performance; and Company medical benefits for 12 months.
          All of the executive’s stock options, stock appreciation rights, restricted stock units, performance share units and any other long-term incentive awards remain in effect in accordance with their terms and conditions (including with respect to the consequences of a termination of employment or a change in control) and are not amended or affected by his Employment Agreement.
          The executive also agrees to certain confidentiality, nonsolicitation and noncompetition covenants that begin on the Effective Date and extend for various periods beyond termination of the executive’s emploment.
          Item 9.01 Financial Statements and Exhibits
          (d) Exhibits.
None.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.
Date: May 30, 2007	By:	/s/Kevin L. Bloomfield
Kevin L. Bloomfield

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